Exhibit 23.8

Consent of Jarek Jakubec

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Sections 1, 2, Sections 15.1 -15.3, 24, and 25 of the NI 43-101 Technical Report for the Kemess Underground Project, British Columbia, Canada

Dated this 10th day of June, 2013.

/s/ Jarek Jakubec
By:	Jarek Jakubec, C. Eng MIMMM
Title:	Corporate Consultant
Company:	SRK Consulting (Canada) Inc.